Exhibit 23.1

   Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2019 Stock Plan of QuickLogic Corporation (the “Company”), of our report dated March 22, 2022, relating to the consolidated financial statements and schedule of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended January 2, 2022, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

San Francisco, California

May 19, 2022